Exhibit 99.2
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                                              NEWS RELEASE FOR IMMEDIATE RELEASE
                                                   For More Information Contact:
                                                            Timothy Kasmoch, CEO
                                                 info@nviro.com   (419) 535-6374
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N-VIRO INTERNATIONAL CONTRACTS WITH ALTAMONTE SPRINGS, FLORIDA AND TOLEDO, OHIO
                                    EXTENDED

TOLEDO  OHIO,  January 11, 2010 - N-Viro International Corporation (OTC Bulletin
Board: NVIC.OB) ("N-Viro"), an environmental and materials operating company that owns patented technologies to convert various types of waste into beneficial reuse products, including the renewable biofuel N-Viro FuelTM and, N-Viro SoilTM , announces it has extended two of its contracts, for Altamonte Springs, Florida and Toledo, Ohio. These extensions are in addition to the renewal of N-Viro's contract with Port Orange, Florida which was previously announced.

Altamonte Springs, one of Florida N-Viro's valued long-term customers, has extended the contract with N-Viro to process all of the biosolids produced by Altamonte Springs. This initial two month extension will permit Altamonte Springs and N-Viro time to finalize a long-term contract so N-Viro can continue to process all of Altamonte Springs' biosolids into Class AA beneficial reuse products.

Similarly, N-Viro's contract with the City of Toledo, Ohio has been extended for three months to permit the City, under a new administration, to consider short and long-term proposals to handle the City's biosolids. N-Viro looks forward to working with the new administration during this extension, and hopes to work with Toledo to provide a long-term energy recovery solution that will provide the City with considerable savings opportunities.
The management of N-Viro is pleased to continue to serve both the cities of Altamonte Springs and Toledo.

About  N-Viro  International  (www.nviro.com)
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N-Viro  International  is  an environmental and materials operating company that owns patented technologies to convert various types of waste into beneficial alternative fuel products. Its renewable biofuel technology, N-Viro FuelTM , has received alternative energy status from the U.S. Environmental Protection Agency, which qualifies the technology for renewable energy incentives. N-Viro operates processing facilities independently as well as in partnership with municipalities.

N-Viro  recently  launched  a  new and improved web site at www.nviro.com, where
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interested parties can follow the progress of the Company.  N-Viro will continue to routinely post press releases on the site and encourages stockholders and interested parties to monitor this web site on a regular basis.

Special  Cautionary  Note  Regarding  Forward-Looking  Statements
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The  Company  cautions  that  words  used  in  this  document such as "expects,"
"hopes", "anticipates," "believes" and "may," as well as similar words and expressions used herein, identify and refer to statements describing events that may or may not occur in the future. These forward-looking statements and the matters to which they refer are subject to considerable uncertainty that may cause actual results to differ materially from those described herein. For example, while the Company expects business expansion projects to begin in an estimated time frame, such expectations are subject to adverse economic conditions and other factors outside of the Company's control. Further, the Company's ability to increase capabilities and expand capacity is subject to the ability of the Company or its partners to access sufficient capital to pay for this expansion, which will further depend on, among other factors, market acceptance. The Company's ability to achieve profitability of these projects could be negatively impacted if there is a lack of an adequate supply of waste or expenses increase above the Company's expectations - including fuel and transportation costs, labor costs and costs relating to the treatment and processing of the biosolids and creation of the N-Viro Soil or N-Viro Fuel. In addition, while the Company believes that trends in "greener" energy solutions are moving in favor of the Company's technology, such trends may not continue or may never result in increased sales or profits to the Company because of the availability of competing products and other alternative energy source. All of these factors, and other factors, will affect the profitability of the Company. Additional information about these and other factors that may adversely affect these forward-looking statements are contained in the Company's reports, including its Annual Report on Form 10-K for the year ended December 31, 2008 and other filings with the Securities and Exchange Commission. The Company assumes no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information except to the extent required by applicable securities laws.